AMENDMENT NO. 1 TO MASTER DISTRIBUTION
                          AND SHAREHOLDER SERVICES PLAN
                                       OF
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                       AMERICAN CENTURY MUTUAL FUNDS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                  Advisor Class

         THIS AMENDMENT NO. 1 TO MASTER DISTRIBUTION AND SHAREHOLDER SERVICES PLAN is made as of the 13th day of June, 1997, by each of the above named corporations (the "Issuers"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Distribution and Shareholder Services Plan.

                                    RECITALS

         WHEREAS, the Issuers are parties to a certain Master Distribution and Shareholder Services Plan dated September 3, 1996 (the "Plan"); and

         WHEREAS, in January 1997, the Issuers and the Funds changed their names; and

         WHEREAS, American Century Capital Portfolios, Inc., has added a series, the American Century Real Estate Fund (the "Fund"), for which the Fund's board has established an Advisor Class of shares; and

         WHEREAS, the parties desire to amend the Plan to reflect the new names of the Issuers and the Funds, and to adopt the Plan on behalf of the Fund.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

         1. American Century Capital Portfolios, Inc. hereby adopts the Plan on behalf of the Fund, in accordance with Rule 12b-1 under the 1940 Act and on the terms and conditions contained in the Plan.

         2. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

         3. After the date hereof, all references to the Plan shall be deemed to mean the Master Distribution and Shareholder Services Plan, as amended by this Amendment No. 1.

         4. In the event of a conflict between the terms of this Amendment No.1 and the Plan, it is the intention of the parties that the terms of this Amendment No. 1 shall control and the Plan shall be interpreted on that basis. To the extent the provisions of the Plan have not been amended by this Amendment No. 1, the parties hereby confirm and ratify the Plan.

         5. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first above written.

                                 AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                                 AMERICAN CENTURY MUTUAL FUNDS, INC.
                                 AMERICAN CENTURY STRATEGIC ASSET
                                     ALLOCATIONS, INC.
                                 AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.


                                 BY: /s/ William M. Lyons
                                     William M. Lyons
                                 Executive Vice President of each of the Issuers



                                   SCHEDULE A

                      Series Offering Advisor Class Shares

  Fund                                              Date Plan Adopted
--------------------------------------------------------------------------------

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
      American Century Equity Income Fund                     September 3, 1996
      American Century Value Fund                             September 3, 1996
      American Century Real Estate Fund                       June 13, 1997

AMERICAN CENTURY MUTUAL FUNDS, INC.
      American Century Balanced Fund                          September 3, 1996
      Benham Cash Reserve Fund                                September 3, 1996
      Twentieth Century Growth Fund                           September 3, 1996
      Twentieth Century Heritage Fund                         September 3, 1996
      Benham Intermediate-Term Bond Fund                      September 3, 1996
      Benham Limited-Term Bond Fund                           September 3, 1996
      Benham Bond Fund                                        September 3, 1996
      Twentieth Century Select Fund                           September 3, 1996
      Benham Intermediate-Term Government Fund                September 3, 1996
      Benham Short-Term Government Fund                       September 3, 1996
      Twentieth Century Ultra Fund                            September 3, 1996
      Twentieth Century Vista Fund                            September 3, 1996

AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
      American Century Strategic Allocation: Aggressive       September 3, 1996
      American Century Strategic Allocation: Conservative     September 3, 1996
      American Century Strategic Allocation: Moderate         September 3, 1996

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
       Twentieth Century International Growth Fund            September 3, 1996
       Twentieth Century International Discovery Fund         September 3, 1996